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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-49239 of UNIFAB International, Inc. on Form S-8 and in Registration Statement No. 333-48710 of UNIFAB International, Inc. on Form S-3 of our report dated March 28, 2003 (July 3, 2003 as to Note 16) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, described in
Note 1), appearing in this Current Report on Form 8-K of UNIFAB International, Inc.

/s/  DELOITTE & TOUCHE LLP
New Orleans, Louisiana
July 16, 2003



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